UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2020

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of principal executive offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.00 par value	PFIS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Debra E. Adams has notified Peoples Financial Services Corp. (the “Company”) of her intention to retire from the Company and its subsidiary, Peoples Security Bank and Trust Company (the “Bank”), effective June 30, 2020. Ms. Adams is retiring after 46 years of service with the Bank in various roles. In her role as Executive Vice President, Chief Operations Officer and Secretary, Ms. Adams had been identified as the Company’s principal operating officer. On May 16, 2020, the Company determined that she is no longer functioning as the Company’s principal operating officer.

On May 16, 2020, the Company also determined that Thomas P. Tulaney, Senior Executive Vice President and Chief Operating Officer is functioning as the Company’s principal operating officer. Mr. Tulaney, age 60, was appointed to his current position in May 2017. Additional information regarding Mr. Tulaney, his experience, compensation and certain transactions is included in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 16, 2020, and is incorporated in this item by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2020 annual meeting of shareholders was held on May 16, 2020. At the annual meeting, the shareholders of the Company voted to elect two directors to the Company’s board of directors, each to serve until the 2023 annual meeting of shareholders and until her or his successor has been selected and qualified; to approve a proposal to amend the Company’ articles of incorporation to adopt a majority voting standard in uncontested elections of directors; to approve, on an advisory basis, the compensation of the Company’s named executive officers; to approve, on an advisory basis, one year as the frequency of future advisory votes on the compensation of our named executive officers; and to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
Sandra L. Bodnyk	3,691,972	100,434	1,615,821
Ronald G. Kukuchka	3,016,851	775,555	1,615,821

As to the proposal to amend the Company’ articles of incorporation to adopt a majority voting standard in uncontested elections of directors, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,671,111	29,351	91,944	1,615,821

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,539,282	139,886	113,238	1,615,821

As to the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, the number of votes cast for each of one year, two years, and three years, as well as the number of abstentions and broker non-votes, are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
3,375,509	110,554	79,631	226,712	1,615,821

As to the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
5,376,506	17,255	14,466	–

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/Craig W. Best
Craig W. Best
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 19, 2020